UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

ASSURE DATA, INC.
(Name of Registrant as Specified in Charter)

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ASSURE DATA, INC.

1837 Harbor Avenue

Post Office Box 13098

Memphis, Tennessee 38113

(877) 233-7359

NOTICE OF MAJORITY SHAREHOLDERS ACTION

IN LIEU OF A SPECIAL MEETING OF SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Shareholders of Assure Data, Inc.:

This Information Statement is furnished to holders of shares of Common Stock, $.001 par value (the “Common Stock”) of Assure Data, Inc. (“we,” “us” or the “Company”). We are sending you this Information Statement to inform you that on December 21, 2009, the Board of Directors of the Company unanimously adopted a resolution seeking shareholder approval to amend the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to change the Company’s name from Assure Data, Inc. to Frontier Beverage Company, Inc. (the “Amendment”), and on January 4, 2010 the Board of Directors of the Company unanimously adopted a resolution seeking shareholder ratification of the execution of a Settlement Agreement pursuant to which the assets and liabilities of the Company comprising the data storage division were conveyed to a prior affiliate of the Company (the “Transfer”). Thereafter, two shareholders of the Company, holding more than a majority of the issued and outstanding shares of Common Stock of the Company, adopted by written consent resolutions approving the Amendment on December 22, 2009, and ratifying the Transfer on January 4, 2010. In addition, notwithstanding the approval of the Amendment by the majority shareholders, the Board of Directors may, in its sole discretion, determine not to effect, and abandon the Amendment without further action by our shareholders.

The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the Board of Directors and the holders of a majority of the outstanding shares of our Common Stock. The Amendment will not be filed or become effective before the date which is 20 days after this Information Statement was first mailed to shareholders (the “Mail Date”). Furthermore, ratification of the Transfer shall not become effective until the 20th day following the Mail Date. You are urged to read the Information Statement in its entirety for a description of the actions taken by the Board of Directors and the holders of a majority of the shares of Common Stock of the Company.

This Information Statement is being mailed on or about January 15, 2010 to shareholders of record on December 21, 2009 (the “Amendment Record Date”) and January 4, 2010 (the “Transfer Record Date”).

By order of the Board of Directors

/s/ Terry Harris
Terry Harris
President

Dated: January 15, 2010

ASSURE DATA, INC.

1837 Harbor Avenue

Post Office Box 13098

Memphis, Tennessee 38113

(877) 233-7359

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) is being mailed on or about January 15, 2010 to the holders of record at the close of business on December 21, 2009 (the “Amendment Record Date”) and January 4, 2010 (the “Transfer Record Date”), of the common stock, $0.001 par value per share (the “Common Stock”) of Assure Data, Inc. (the “Company”), in connection with actions taken by written consent of the holders of a majority of our Common Stock in lieu of a meeting to (i) approve an Amendment to the Company’s Amended and Restated Articles of Incorporation, as further amended to date (the “Articles”), that will change the Company’s name from Assure Data, Inc. to Frontier Beverage Company, Inc., and (ii) to ratify the execution of a Settlement Agreement pursuant to which the assets and liabilities of the Company comprising the data storage division were conveyed to a prior affiliate of the Company (the “Transfer”).

Members of the Board of Directors and shareholders owning 13,360,000 shares of our issued and outstanding shares of Common Stock (the “Consenting Shareholders”) have executed written consents approving the Amendment and the Transfer. The Consenting Shareholders held of record on each of the Amendment Record Date and the Transfer Record Date, approximately 89.06% of the total outstanding votes of all issued and outstanding Common Stock of the Company which was sufficient to approve the proposed actions. Dissenting shareholders do not have any statutory appraisal rights on either of the actions taken. The Company’s Board of Directors does not intend to solicit any proxies or consents from any other shareholders in connection with this action.

Section 78.320 of the Nevada Revised Statutes (the “Nevada Law”) provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section 78.390 of the Nevada Revised Statutes, a majority of the outstanding voting shares of stock entitled to vote thereon is required to amend the Articles to change the name of the Company and to approve the Transfer. In order to eliminate the costs and management time involved in obtaining proxies and to effect the above actions as early as possible to accomplish the purposes of the Company as hereafter described, the Company’s Board of Directors consented to the utilization of, and did in fact obtain, written consents approving the Amendment and Transfer from the Consenting Shareholders, who collectively own shares representing approximately 89.06% of our Common Stock.

This Information Statement is also being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s shareholders of record on the Amendment Record Date and Transfer Record Date. The corporate actions will be effective 20 days (the “20-day Period”) after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about February 4, 2010.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

INFORMATION RELATING TO THE COMPANY’S COMMON STOCK AND

VOTE REQUIRED TO APPROVE THE AMENDMENT AND THE TRANSFER

The shares of Common Stock are the only class of voting securities of the Company outstanding. Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of the shareholders. As of each of the Amendment and Transfer Record Dates, the Company had 15,000,000 shares of Common Stock issued and outstanding. For the approval of both the Amendment and Transfer, the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at each of the Amendment and Transfer Record Dates (7,500,001 or more shares) was required.

CONSENTING SHAREHOLDERS

On December 21, 2009, the Board of Directors unanimously adopted resolutions declaring the advisability of, and recommending that shareholders approve the Amendment to the Company’s Articles to change the Company’s name from Assure Data, Inc. to Frontier Beverage Company, Inc. On January 4, 2010, the Board of Directors also unanimously adopted resolutions declaring the advisability of, and recommending that shareholders approve the ratification of the Transfer. In connection with the adoption of the resolutions, the Board elected to seek the written consent of the holders of a majority of the Company’s issued and outstanding shares of Common Stock in order to reduce the costs associated with implementing the proposal and to effect the Amendment and the Transfer as quickly as practicable.

On each of the Amendment and Transfer Record Dates, the following Consenting Shareholders, who collectively own 13,360,000 shares of the Company’s issued and outstanding Common Stock (approximately 89.06%), consented in writing to the proposed Amendment and to ratification of the Transfer:

Terry Harris	6,680,000 shares representing approximately 44.53%
Timothy Barham	6,680,000 shares representing approximately 44.53%

Under Section 14(c) of the Exchange Act, the votes cannot become effective until the expiration of the 20-day Period.

The Company is not seeking written consent from any of our other shareholders and shareholders other than the Consenting Shareholders will not be given an opportunity to vote with respect to the Amendment or ratification of the Transfer. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of giving shareholders advance notice of the actions taken, as required by the Exchange Act.

Shareholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Nevada Law to dissent or require a vote of all shareholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as described below under sections herein entitled “Reasons for Ratification of the Transfer” and “Change of Control,” no person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associates of the foregoing persons has any substantial interest, direct or indirect, in any of the proposals set forth in this Information Statement which differs from that of other shareholders of the Company. Furthermore, no director of the Company opposes any of the proposals set forth in this Information Statement.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of each of the Amendment and Transfer Record Dates, information concerning ownership of the Company’s securities by (i) each Director, (ii) each executive officer, (iii) all Directors and executive officers as a group; and (iv) each person known to the Company to be the beneficial owner of more than five percent of each class.

The number and percentage of shares beneficially owned includes any shares as to which the named person has sole or shared voting power or investment power and any shares that the named person has the right to acquire within 60 days of each of the Amendment and Transfer Record Dates.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Percentage
Terry Harris President, Treasurer, Director	6,680,000	44.53%
Timothy Barham Vice President, Secretary, Director	6,680,000	44.53%
All Officers and Directors as a group (2 persons)	13,360,000	89.06%

CHANGE IN CONTROL

On November 12, 2009, the Company closed two Subscription Agreement transactions with Terry Harris and Timothy Barham, under which each of them acquired 6,680,000 newly issued shares of restricted Common Stock from the Company for a purchase price of $110,000 each, which was paid in cash. As a result of the transactions, Terry Harris became the owner of approximately 44.5% of the then outstanding Common Stock of the Company and Timothy Barham became the owner of approximately 44.5% of the then outstanding Common Stock of the Company. The issuance resulted in a change of control of the Company. At the closing, the existing officers and directors of the Company, Robert Lisle and Max Kipness, acted to nominate Messrs. Harris and Barham to the Board of Directors and then resigned. As a result of the transaction, Terry Harris became President, Treasurer and a director of the Company and Timothy Barham became Vice President, Secretary and a director of the Company. On November, 13, 2009, the Company also entered into a Settlement Agreement with Robert Lisle, the Company’s former President, Treasurer and director, pursuant to which certain assets of the Company used in connection with its data storage business were conveyed to Mr. Lisle in satisfaction of certain debt obligations of the Company in the amount of $59,961.

REASONS FOR THE AMENDMENT TO THE ARTICLES

The primary purpose of the name change is to better represent the Company’s new business operations.

Subsequent to the change in contol described above, the Company entered into a Settlement Agreement on November 13, 2009 with its former Chief Executive Officer, Robert Lisle, under which the Company transferred to Mr. Lisle all assets and properties used by the Company in its data storage business, including cash, accounts receivable, intellectual property rights, computers and data storage devices, and use of the name “Assure Data” in exchange for the cancellation of the debt of $59,961 owed by the Company to Mr. Lisle.

Subsequent to the closing of the Settlement Agreement and change of control, the Board of Directors decided to change the principal operations of the Company and move its corporate address to 1837 Harbor Avenue, Memphis, Tennessee 38113. The Company has since abandoned its prior data storage business operations and is now focused exclusively on the development and distribution of New Age Beverages, and will initially focus specifically on development and distribution of relaxation beverages. The descriptive term “New Age Beverages” describes products that include: Energy Drink/Infused Water, Fruit Juices and Drink, Dairy and Dairy Substitutes, and Bottled/Canned Teas. The Company plans to launch its first proprietary relaxation beverage in early 2010. The Company intends to develop additional proprietary beverage products in various categories to provide consumers with an array of fresh and unique concepts in the New Age Beverages category.

Because of the new overall direction in the Company’s business, the Board of Directors has determined it would be in the Company’s best interests to change its name to Frontier Beverage Company, Inc.

REASONS FOR RATIFICATION OF THE TRANSFER

As described above, in connection with the transfer of control of the Company, the new management determined that they did not wish to continue the Company’s historical data storage business and instead would concentrate their efforts in the beverage industry. The Company was, at the time of the change of control transaction, indebted to Robert Lisle, its former Chief Executive Officer, in the amount of $59,561, and the parties determined to exchange the assets used in connection with the Company’s data storage business for the amount of the debt. Because the sales and assets of the data storage business were relatively small, and the amount of the debt was relatively small, the Board of Directors determined the Transfer was fair and in the best interests of the shareholders without resorting to the time and expense of an appraisal or fairness opinion, either of which could have cost more than the amounts involved. Under Nevada law, the Company believes that authorization by the affirmative vote of shareholders holding stock in the Company entitling them to exercise at least a majority of the voting power was required in connection with the Transfer. No such vote of the shareholders was obtained prior to execution of the Settlement Agreement. In light of the foregoing, the Company has obtained ratification of the Transfer by written consent of the Consenting Shareholders. Ratification of a prior corporate act is an accepted means of providing authority for an action that may not have been previously approved.

APPROVAL OF AMENDMENT TO THE COMPANY’S

ARTICLES OF INCORPORATION AND THE TRANSFER

The Company’s Board of Directors and Consenting Shareholders who hold 89.06% of the Company’s Common Stock, have consented to and approved an amendment to the Company’s Articles to change the name of the Company from Assure Data, Inc. to Frontier Beverage Company, Inc. to reflect the Company’s new business and to ratify and approve the Transfer. The Company’s Board of Directors does not intend to solicit any proxies or consents from any other shareholders in connection with these actions. The Company plans to file Articles of Amendment to the Articles of Incorporation with the Nevada Secretary of State to change the Company’s name to Frontier Beverage Company, Inc. with an effective date on or after February 4, 2010. Furthermore, ratification of the Transfer shall become effective on February 4, 2010.

OTHER MATTERS

No other matters are covered by this Information Statement.

By Order of the Board of Directors

/s/ TERRY HARRIS
Terry Harris, President